                     UNDERWRITING AGREEMENT




                                                   August 3, 1994



THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York  10081

Dear Sirs:

          The undersigned (being herein called the "Underwriters") understand that The Chase Manhattan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 7 7/8% Subordinated Notes Due 2004, constituting a series of Subordinated Debt Securities (the "Offered Securities"). The Offered Securities will be issued under the Amended and Restated Indenture, dated as of September 1, 1993, between the Company and Chemical Bank, as Trustee. The terms of the Offered Securities are set forth in the Company's Registration Statement on Form S-3 (File No. 33-58144) and the Basic Prospectus dated March 2, 1993 (as defined in the Standard Provisions hereinafter referred to), as supplemented by a Prospectus Supplement dated August 3, 1994.

          All the provisions (including defined terms) contained in the document entitled "The Chase Manhattan Corporation Senior/Subordinated Debt Securities and Warrants Underwriting Agreement Standard Provisions (February 1993)" (the "Standard Provisions") attached hereto are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          The Delivery Date referred to in Paragraph 4 of the Standard Provisions shall be 10:00 A.M., New York City time, on August 10, 1994. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Offered Securities set forth opposite their names in Exhibit A hereto at a purchase price of 98.081% of their principal amount, plus accrued interest on the Offered Securities from August 10, 1994 to the Delivery Date.

          In accordance with Clause (e) of Paragraph 6 of the Standard Provisions, the Underwriters hereby confirm that the following statements with respect to the public offering of the Offered Securities are correct and were furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement and the Prospectus:

          (i) The first sentence of the second to last paragraph of text on the cover page of the Prospectus Supplement, concerning the terms of the offering by the Underwriters;

          (ii)  The first paragraph on page S-2 of the Prospectus
     Supplement, concerning stabilization and over-allotment by the Underwriters;

          (iii) The second paragraph of text under the caption
     "Underwriting" in the Prospectus Supplement, concerning the terms of the Offering by the Underwriters.

          (iv) The second sentence of the fifth paragraph of text under the caption "Underwriting" in the Prospectus Supplement, concerning the Underwriters' intention to make a market in the securities;and


          The Underwriters will offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

          The Underwriters will pay for the Offered Securities at the time and place and in the manner set forth in the Standard
Provisions.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                              Very truly yours,


                              BEAR, STEARNS & CO. INC.
                              DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION
                              SMITH BARNEY INC.

                              By: BEAR, STEARNS & CO. INC.


                              By: /s/ Lee Sachs
                                 -------------------------------
                                 Name:  Lee Sachs
                                 Title: Senior Managing Director

Accepted:

THE CHASE MANHATTAN CORPORATION



By: /s/ Arjun K. Mathrani
    ----------------------
    Name:  Arjun K. Mathrani
    Title: Executive Vice President
            and Chief Financial Officer

                            Exhibit A
                            ---------

                                                 Principal Amount
                                                    of Offered
Name                                                Securities
- ----                                         --------------------
BEAR, STEARNS & CO. INC.                          $ 50,000,000
DONALDSON LUFKIN & JENRETTE                         50,000,000
 SECURITIES CORPORATION
SMITH BARNEY INC.                                   50,000,000
                                                  ------------
Total                                             $150,000,000
                                                  ============
















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